AMENDMENT TO EMPLOYEE AGREEMENT


          The Compensation Committee of the Board of Directors has reviewed and approved the following amendments to the Employment Agreement dated as of October 20, 1994 between Comdisco, Inc. and John F. Slevin.

1.        SALARY

         The fixed salary shall be $600,000 per year for fiscal year ending September 30, 1999.


2.       INCENTIVE COMPENSATION

         The incentive compensation as set forth in Section 4 of the Employment Agreement shall be revised as follows for the 1999 fiscal year:

         (i) one percent (1%) of Comdisco's fiscal 1999 pre-tax earnings between Target 1 and Target 2, and (ii) two percent (2%) of pre-tax earnings between Target 2 and Target 3.

         As an example, if Comdisco has pre-tax earnings of Target 3 in fiscal 1999, the annual incentive compensation shall be as computed.

3.       ANNUAL STOCK OPTION INCENTIVE

         If Comdisco achieves 1999 Pre-Tax Earnings of Target 3, you will also be entitled to a stock option grant of 59,165 shares at the closing price on September 30, 1999. These options will vest at the rate of 33.33% per year over a three year term.

          If the Pre-Tax Earnings achieved are less than Target 3, then the number of shares granted will be based on the following:


         Pre-Tax Earnings           Percentage Grant          Adjusted Grant


                  Target 3               100%                       59,165
                  Target 2                80%                       44,930
                  Target 1                60%                       35,500
                  Less than Target 1       0%                          -0-



4.       LONG-TERM PERFORMANCE UNIT GRANT

          The Committee of the 1995 Long Term Stock Ownership Incentive Plan hereby awards you with 366 Performance Units.

         a.       Performance Objective and Performance Period


         The Committee has set a target Performance Objective that Comdisco's "Total Shareholder Return" (as defined below) be ranked at or above the 50th percentile of the Total Shareholder Return of all companies contained in the S&P 500 for the period running from October 1, 1998 through September 30, 2001 (the "Performance Period").

         "Total Shareholders Return" is defined as the sum of the stock price appreciation plus dividends (reinvested) through the Performance Period.

         b.       Determination of Performance Unit Value

         The actual Performance Unit Value will be determined based upon Comdisco's Total Shareholder Return over the Performance Period. The target Performance Unit Value has been set at $500. The actual Performance Unit Value will be determined by multiplying the target Performance Unit Value times the Performance Percentage specified in the following table:



   TSR % Rank in S&P 500          Performance          x           Target Unit           =        Actual Unit
                                       %                              Value                          Value
     ------------------           -----------                      -----------                    -----------

        below 50th                    0%                              $500                          $    0

           50th                       100                              500                             500

            55                        150                              500                             750

            60                        200                              500                           1,000

            65                        260                              500                           1,300

            70                        320                              500                           1,600

            75                        390                              500                           1,950

            80                        460                              500                           2,300

            85                        530                              500                           2,650

            90+                       600                              500                           3,000


         c.       Method of Distribution

         Within 15 days of the date of this Agreement, you must decide upon one of the following distribution methods by signing the Election Statement attached hereto:

         i. Cash Distribution - You may elect to have 100% of the actual Performance Unit Value paid in cash (less applicable taxes).

         ii. Restricted Stock - You may elect to have 100% of the actual Performance Unit Value paid in the form of Restricted Stock. In such event, the actual Performance Unit Value will be multiplied by 120% and the product thereof will be used to acquire Restricted Stock based on the closing price of Comdisco's stock on September 30, 2001.

         d.       Restrictions

         The Performance Unit Award is conditioned upon (i) your continuing as an employee or director throughout the Performance Period and (ii) if you have elected to receive Restricted Stock, your continuing as an employee or director for an additional one year beyond the Performance Period. The effects of a termination of employment within these periods are set forth in Section 14 of the 95 Plan.

         e.       Exercise of Performance Units

         Performance Units may be exercised by delivery to the Secretary of Comdisco of written notice of intent to exercise a specific number of Performance Units.

         f.       Incorporation of 95 Plan Provisions

         This award of Performance Units shall incorporate the terms and conditions of the 95 Plan.

         g.       Acceptance

         By execution of the attached Election Statement, you accept the terms and conditions of this Performance Unit Grant.

5.       CASH OPTION CONVERSION ALTERNATIVE.

         Within 15 days of the date of this Agreement, you may elect to convert cash compensation into stock options. You may elect to convert cash compensation paid under Base Salary, Annual Cash Incentive and Long-Term Performance Units into stock options on a one for two basis. You must elect to forego cash compensation equally from the above three sources in $1,000 increments. For each $1,000 foregone, you will receive stock options with an "option value" of $2,000.

         If you make this election, you will receive a stock option grant at the closing price of Comdisco stock on the date the election notice is received. The following example will illustrate this alternative.


                               September 29, 1998


                  - Election to forego $10,000 each from Salary, Annual Cash Incentive and Performance Units

                  -        Comdisco stock closes at $15.00

                  -        $30,000 foregone x 2 = $60,000

                  -        Option Value = $15.00/3 = $5.00

                  -        $60,000/$5.00 = 12,000 options granted at $15.00

                  -        Vests at 33 1/3% per year commencing 10/1/98

This agreement shall not be construed to give you any employment rights.

Dated this 29th day of September, 1998.



---------------------------                          -------------------------
On behalf of the Committee                           Jack Slevin

                               ELECTION STATEMENT


         The undersigned hereby acknowledges receipt of the Amendment to Employment Agreement, a copy of the 1995 Long-Term Stock Ownership Incentive Plan, and copies of
Comdisco's latest financial statements.


Performance Unit Method of Distribution

         Pursuant to Section 4, I elect the following method of distribution for any Performance Units:

                           i)       Cash Distribution __________
                                                  please initial

                           ii)      Restricted Stock   __________
                                                  please initial



Cash to Option Conversion Alternative

         Pursuant  to  Section  5,  I  elect  to  convert  the  following   cash
compensation components into stock options:

                           Base Salary               $50,000

                           Annual Cash Incentive     $50,000

                           Performance Units         $50,000



                                                 By:____________________________
                                                              Jack Slevin

                                                Date:___________________________